Exhibit 1.3

(Translation)

NIDEC CORPORATION

REGULATIONS OF THE BOARD OF DIRECTORS

(As amended on July 1, 2004)

(Purpose)

Article 1. The purpose of these regulations is to provide for the functions and powers of the board of directors of the company and the procedures for conducting its meeting and thereby to attain reasonable conduct of its meetings.

2. The matters relating to the board of directors shall be governed by these regulations as well as by laws, ordinances or the articles of incorporation.

(Treatment of doubts)

Article 2. Any doubt that may arise in connection with the administration of these regulations shall be dealt with by resolution of the board of directors.

(Composition)

Article 3. The board of directors shall be composed of all of the directors.  Statutory auditors have to be present and give their opinions at any meeting of the board of directors if need were.

(Time of holding meetings)

Article 4. The meetings of the board of directors shall consist of ordinary meetings and extraordinary meetings.

2. Ordinary meetings of the board of directors shall be held once every month and extraordinary meetings of the board of directors shall be held whenever the necessity arises.

3. The ordinary meetings of the board of directors mentioned in the preceding paragraph may be postponed or called off depending on the circumstances; provided, however, that such meetings shall not be called off consecutively for three months.

(Person having convening power)

Article 5. Each meeting of the board of directors shall be convened by the president. If the president is unable to act, another director shall act in his place in the order previously determined by the board of directors.

2. Any directors may request the convening of a meeting of the board of directors by presenting to the person having convening power mentioned in the preceding paragraph a document setting forth the matters to be considered and the reasons therefor.

(Convening procedure)

Article 6. Notice for convening a meeting under the preceding article shall be dispatched not later than three days prior to the date of the meeting; provided, however, that such period of notice may be shortened in case of urgency.

2. If consented to by all the directors and the statutory auditors, a meeting of the board of directors may be held without following the convening procedure.

(Chairman)

Article 7. Chairmanship of each meeting of the board of directors shall be assumed by the president. If the president is unable to act, another director shall act in his place in the order previously determined by the board of directors.

(Attendance by counselors, etc)

Article 8. If the board of directors deems it necessary, it may require the counselors and other persons to attend its meeting and give their reports or opinions.

(Method of adopting resolutions)

Article 9. Resolutions of the board of directors shall be adopted at its meeting at which a majority of the directors shall be present, by a majority of the directors so present.

2. Directors interested in any of the resolutions mentioned in the preceding paragraph can not participate in such resolution. In that case, the number of such directors shall not be counted in the number of directors present.

3.

In cases where a director makes a proposal on a matter to be resolved in a meeting of the board of directors, if all directors who can join the resolution of the matter express their approval on the proposal in writing or by electromagnetic record, and if statutory auditors do not object to the proposal, the resolution of the proposal shall be regarded as approved.

(Matters to be submitted)

Article 10. The matters to be submitted to the board of directors for consideration shall be as follows;

1. Statutory matters:

(1) Establishment, removal or abolition of head office or branch offices.

(2) Decision on the convening of a general meeting of shareholders and the matters to be submitted thereto.

(3) Appointment and removal of representative directors and directors with specific titles.

(4) Approval of directors competitive transactions.

(5) Approval of transactions between directors and the company

(6) Decision on the matters relating to the issuance of shares, bonds, acquisition rights of shares and bonds with acquisition rights of shares.

(7) Decision on the matters relating to the capitalization of legal reserves and the issuance of shares for free distribution.

(8) Decision on the matters relating to dividends of surplus ..

(9) Decision on the matters relating to a subdivision of shares.

(10) Selection, removal and change of a manager of the register of shareholders and its business office.

(11) Decision on the record date of the register of shareholders.

(12) Decision on the matters relating to purchase of own shares.

(13) Decision on the matters relating to dispose of own shares, purchase of own shares from subsidiaries and depreciation of own shares.

(14) Decision on the matters relating to decrease of number of shares (one unit) or to abolish the rule of number.

(15) Such other matter as the board of directors may deem important.

2. Important matters relating to business:

(1) Matters relating to the incorporation of affiliated companies.

(2) Matters relating to business cooperation or joint ventures with other companies.

(3) Decision on new projects (meaning those requiring amendment of the articles of incorporation and those requiring no such amendment but requiring investment of ¥100 million or more in each instance).

(4) Such other matters as the board of directors may deem necessary.

3. Matters relating to accounting:

(1) Approval of accounting documents and their accompanying detailed statements.

(2) Approval of proposed appropriation of profits or losses.

(3) Monthly financial report.

(4) Compilation and drafting of annual business plans.(statement income, balance sheet, manpower planning, cash flow planning, borrowed money planning)

(5) Establishment of borrowing limits and determination of borrowings over such limits.

(6) Establishment of limits to acquisition of securities, a acquisition, pledge, loans and disposition of securities above such limits.

(7) Acquisition, repair and disposition of fixed assets and important property worth ¥300 million in each instance.

(8) Making investment of ¥300 million or more in each instance.

(9) Lending of assets or making loans or giving guarantee or offering a mortgage of obligations worth ¥300 million or more in each instance.

(10) Borrowing or leasing of assets worth ¥300 million or more in each instance.

(11) Adjustment, release from obligations in respect of bad debts of ¥20 million or more in each instance.

(12) Such other matter as the board of directors may deem necessary.

4. Matters relating to personnel affairs:

(1) Employment of services of directors as employees and terms of such employment.

(2) Personal affairs of managers and other important employees.

(3) Such other matter as the board of directors may deem important.

5. Others:

(1) Institution and defense of legal actions of managerial importance, policies for settling such actions and selection of counsels.

(2) Making court settlement or withdrawal of suits of managerial importance, and settlement policies and settlement of disputes of managerial importance.

(3) Approval of establishment, amendment or repeal of important rules and regulations (e.g., the share handling regulations, the regulations of the board of directors, and the proposal processing regulations, company regulations concerning insider trading, compliance regulations, risk management regulations).

(4) Other matters provided for in laws, ordinances or the articles of incorporation and such other matter as the board of directors may deem important.

(Ratification)

Article 11. If there arises any matter which can not be submitted to the board of directors for consideration because it requires an urgent action or for any other unavoidable cause, representative directors may take such action as they may deem fit, notwithstanding the provisions of article 9. In that case, ratification of the board of directors must be sought at its next meeting.

(Reporting)

Article 12. The president shall report to the board of directors the state of execution of business of the company and other necessary matters at least once every three months;  provided, however, that depending on the case, the president may cause such report to be made by other directors in charge of the business in question.

2. A director who has made a competitive transaction or a transaction with the company shall report to the board of directors the important facts about such transaction without delay.

(Minutes)

Article 13. The proceedings in outline and the resultant actions taken at each meeting of the board of directors shall be recorded in minutes and the directors and statutory auditors present shall affix their names and seals thereto and such minutes shall be kept on file at the company permanently.

2.

If a matter is approved in writing in a meeting of the board of directors, the documents or electronic medium where the directors expressed their opinions on the matter shall be kept on file at the company for ten (10) years.

(Secretariat)

Article 14. The administrative affairs relating to the board of directors shall be under the charge of the manager of the general affairs department and the minutes shall be kept on file at the general affairs department.

(Amendment and repeal)

Article 15. Any amendment or repeal of these regulations shall be made by resolution of the board of directors.